EXHIBIT 5.--OPINION OF COUNSEL


                                 FROST & JACOBS
                                 2500 PNC Center
                              201 East Fifth Street
                              Post Office Box 5715
                           Cincinnati, Ohio 45201-5715
                                  513) 651-6800

                                                                  April 24, 1997

First Financial Bancorp.
300 High Street
Hamilton, Ohio 45012-0476

         Re:      First Financial Bancorp.
                  Form S-3 Registration Statement

Gentlemen:

         We are counsel for First Financial Bancorp., an Ohio corporation (the "Company"), which is named as the registrant in the Registration Statement on Form S-3, which is being filed on or about April 24, 1997 with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, as amended, certain common shares, par value $8.00 per share (the "Common Shares"), of the Company in connection with its Dividend Reinvestment and Share Purchase Plan (the "Plan").

         With respect to the Common Shares being registered pursuant to such Registration Statement, it is our opinion that the Common Shares, when issued and paid for pursuant to the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.


                                                          Very truly yours,



                                                          /s/Frost & Jacobs
                                                          ------------------
                                                          FROST & JACOBS LLP

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